Exhibit 99.1

TopBuild Spin-Off from Masco Corporation Completed
and Trading as Independent Company Begins

DAYTONA BEACH, Fla., July 1, 2015 /PRNewswire/ — TopBuild Corp. (NYSE: BLD), the leading installer and distributor of insulation products to the United States construction industry, announced today the successful completion of its spin-off from Masco Corporation (NYSE: MAS) into an independent, publicly-traded company.

TopBuild is comprised of the former Masco Contractor Services business, now called TruTeam, a nationwide installer of insulation, and Service Partners, a nationwide distributor of residential insulation products and related accessories. TopBuild reported revenue of $1.5 billion in 2014, which represents a compound annual growth rate of 12% since 2012.

After market close on June 30, 2015, Masco Corporation distributed to its stockholders one share of TopBuild common stock for every nine shares of Masco common stock held at time of close of business on the record date of June 19, 2015. TopBuild common stock will begin “regular-way” trading today under the symbol “BLD” on the New York Stock Exchange.

“Today we begin a new chapter in the exciting TopBuild story by becoming a separately traded public company.  As the leading installer and distributor of insulation products in the United States, we serve residential and commercial builders of all sizes from coast to coast.  Our geographic presence and industry leading service positions us extremely well to drive shareholder value,” said Jerry Volas, TopBuild’ s Chief Executive Officer.

He continued, “Being part of Masco for the past 20 years has provided TopBuild with the people, processes and systems to prosper as a separate company.  On behalf of our 8,000 associates nationwide, I would like to thank everyone at Masco who has contributed to our success.  We welcome Masco’s shareholders as our own and we look forward to continued success.”

About TopBuild

TopBuild Corp. is the leading installer and distributor of insulation products to the United States construction industry, based on revenue. TopBuild provides insulation installation services nationwide through its Contractor Services business, TruTeam, which has over 190 installation branches located in 43 states. TopBuild also distributes insulation nationwide through its Service Partners business from over 70 distribution centers located in 35 states. In addition to insulation products, TopBuild also installs or distributes other building products, including rain gutters, garage doors, fireplaces, shower enclosures, closet shelving and roofing. Further, TopBuild is a leader in building science and winner of the 2015 Energy Star Partner of the Year award from the U.S. Department of Energy.  More information on TopBuild and its TruTeam and Service Partners divisions may be found at www.topbuild.com.

Safe Harbor Statement

Statements contained in this press release that reflect our view about future performance constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “believe,” “anticipate,” “appear,” “may,” “might,” “will,” “should,” “intend,” “plan,” “estimate,” “expects,” “assume,” “seek,” “forecast,” “anticipates,” “appears,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” the negative of these terms and other similar references to future period. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.  Our future performance may be affected by our reliance on residential new construction, residential repair/remodel and commercial construction, our reliance on third-party suppliers and manufacturers, our ability to attract, develop and retain talented personnel and our sales and labor force, our ability to maintain consistent practices across our locations, our ability to maintain our competitive position, and our ability to realize the expected benefits of our spin-off from Masco Corporation. We discuss many of the risks we face under the caption entitled “Risk Factors” in the information statement filed a part of our Registration Statement on Form 10. Our forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause of actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Contact

Investor Relations and Media
Idalia Rodriguez
IR@topbuild.com
386-304-2088

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SOURCE TopBuild Corp.

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